                                                                    EXHIBIT 99.3


                                 NETLINK, INC.
                       INCENTIVE STOCK OPTION AGREEMENT

NETLINK, INC., a Delaware corporation (the "Company"), hereby grants as of the 25th day of July, 1996 to EMPLOYEE NAME (the "Employee") an option to purchase a maximum of 2,000 shares (the "Option Shares") of its Common Stock, $.01 par value ("Common Stock"), at the price of $0.35 per share, on the following terms and conditions:

1.   GRANT UNDER THE 1993 STOCK PLAN. This option is granted pursuant to and is
     -------------------------------
     governed by the Company's 1993 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.   GRANT AS INCENTIVE STOCK OPTION; OTHER OPTIONS.  This option is intended to
     ----------------------------------------------
     qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Notwithstanding the above, this option shall be treated as a Non-Qualified Option if the Plan is not approved by the Company's stockholders prior to March 23, 1994. Except as may be otherwise provided above, this option is in addition to any other options heretofore or hereafter granted to the Employee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.
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3.   VESTING OF OPTION IF EMPLOYMENT CONTINUES.  If the Employee has continued
     -----------------------------------------
     to be employed by the Company or any Related Corporation on the following dates, the Employee may exercise this option for the number of shares of Common Stock set opposite the applicable date:


     Date through which employed                             # of shares
     ---------------------------                             -----------
     Vested at date of grant                                    None
     October 24, 1996           an additional                   125
     January 24, 1997           an additional                   125
     April 24,  1997            an additional                   125
     July 24,  1997             an additional                   125
     October 24, 1997           an additional                   125
     January 24, 1998           an additional                   125
     April 24,  1998            an additional                   125
     July 24,  1998             an additional                   125
     October 24, 1998           an additional                   125
     January 24, 1999           an additional                   125
     April 24,  1999            an additional                   125
     July 24,  1999             an additional                   125
     October 24, 1999           an additional                   125
     January 24, 2000           an additional                   125
     April 24,  2000            an additional                   125
     July 24, 2000              an additional                   125
                                                              -----
     Total                                                    2,000

The foregoing rights are cumulative and, while the Employee continues to be employed by the Company or any Related Corporation, may be exercised on or before the date which is ten years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Employee ceases to be employed by the Company and all Related Corporations.

4.  TERMINATION OF EMPLOYMENT.
    -------------------------
    (a) Termination Other Than for Cause: If the Employee ceases to be employed by the Company and all Related Corporations, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the passage of three months from the Employee's last day of employment, but in no event later than the scheduled expiration date. In such a case, the Employee's only rights hereunder shall be those which are properly exercised before the termination of this option.

    (b) Termination for Cause: If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Employee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

    (c) Definition of Cause: "Cause" shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or Related

         Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or (vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to breach a contract with the Company or Related Corporation.

5.  DEATH; DISABILITY.
    -----------------

    (a) Death: If the Employee dies while in the employ of the Company or any Related Corporation, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Employee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10, at any time within one
         (1) year after the date of death, but not later than the scheduled expiration date.

    (b) Disability: If the Employee ceases to be employed by the Company and all Related Corporations by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date of the termination of his or her employment, at any time within one (1) year after such termination, but not later than the scheduled expiration date.

    (c) Effect of Termination: At the expiration of the one-year period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

6.  PARTIAL EXERCISE.  This option may be exercised in part at any time and from
    ----------------
    time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with [Paragraph 13(G)] of the Plan, to permit the Employee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.  PAYMENT OF PRICE.
    ----------------

    (a) The option price shall be paid in the following manner:

        (i)   in cash or by check;

        (ii) subject to paragraph 7(b) below, by delivery of shares of the Company's Common Stock having a fair market value (as determined by the Committee) equal as of the date of exercise to the option price;

        (iii) by delivery of an assignment satisfactory in form and substance to the Company of a sufficient amount of the proceeds from the sale of the Option Shares and an instruction to the broker or selling agent to pay that amount to the Company; or

        (iv) by any combination of the foregoing.

    (b) Limitations on Payment by Delivery of Common Stock:

        If the Employee delivers Common Stock held by the Employee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8.  RESTRICTIONS ON RESALE.  Option Shares may not be transferred without the
    ----------------------
    Company's written consent except by will or by the laws of descent and distribution. Option Shares will be of an illiquid nature and will be deemed to be "restricted securities" for purposes of the Securities Act of 1933, as amended. Accordingly, such shares must be sold in compliance with the registration requirements of such Act or an exemption therefrom.

9.  METHOD OF EXERCISING OPTION.  Subject to the terms and conditions of this
    ---------------------------
    Agreement, this option may be
    exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. OPTION NOT TRANSFERABLE.  This option is not transferable or assignable
    -----------------------
    except by will or by the laws of descent and distribution. During the Employee's lifetime only the Employee can exercise this option.

11. NO OBLIGATION TO EXERCISE OPTION.  The grant and acceptance of this option
    --------------------------------
    imposes no obligation on the Employee to exercise it.

12. NO OBLIGATION TO CONTINUE EMPLOYMENT.  Neither the Plan, this Agreement, nor
    ------------------------------------
    the grant of this option
    imposes any obligation on the Company or any Related Corporation to continue the Employee in employment.

13. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.  The Employee shall have no rights
    ---------------------------------------
    as a stockholder with respect to the Option Shares until such time as the Employee has exercised this option by delivering a notice of exercise and has paid in full the purchase price for the shares so exercised in accordance with Section 9. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. CAPITAL CHANGES AND BUSINESS SUCCESSIONS.  The Plan contains provisions
    ----------------------------------------
    covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

15. EARLY DISPOSITION.  The Employee agrees to notify the Company in writing
    -----------------
    immediately after the Employee transfers any Option Shares, if such transfer occurs on or before the later of (a) the date two years after the date of this Agreement or (b) the date the Employee acquired such Option Shares. The Employee also agrees to provide the Company with any information concerning any such transfer required by the Company for tax purposes.

16. WITHHOLDING TAXES.  If the Company or any Related Corporation in its
    -----------------
    discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company or any Related Corporation may withhold from the Employee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company or any Related Corporation does not withhold an amount from the Employee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

17. COMPANY'S RIGHT OF FIRST REFUSAL.
    --------------------------------

    (a) Exercise of Right: If the Employee desires to transfer all or any part of the Option Shares to any person other than the Company (an "Offeror"), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the "Offer") for the purchase thereof from the Offeror; and (ii) give written notice (the "Option Notice") to the Company setting forth the Employee's desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Option Shares (the "Company Option Shares") specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

    (b) Sale of Option Shares to Offeror: The Employee may, for 60 days after the expiration of the 30-day option period as set forth in Section 17(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Employee shall not sell such Company Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Company Option Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 17. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold

        Company Option Shares shall remain subject to the terms of this Section 17.

    (c) Adjustments for Changes in Capital Structure: If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Section 17 shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares.

    (d) Failure to Deliver Option Shares: If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 17, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company in the state of North Carolina, giving notice of such deposit to the Employee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment. The Company may place a legend on any certificate for Option Shares delivered to the Employee reflecting the restrictions on transfer provided in Section 8 hereof and this
        Section 17.

    (e) Expiration of Company's Right of First Refusal: The first refusal rights of the Company set forth above shall remain in effect until such time, if ever, as a distribution to the public is made of shares of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, or a successor statute, at which time the refusal rights of the Company set forth herein will automatically expire.

18. LOCK-UP AGREEMENT.  The Employee agrees that in connection with an
    -----------------
    underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, this Option and the Option Shares may not be sold, offered for sale or otherwise disposed of without the prior written consent of the Company or such underwriter, as the case may be, for at least 180 days or such other period of time as the Board of Directors may determine.

19. ARBITRATION.  Any dispute, controversy, or claim arising out of, in
    -----------
    connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the state of North Carolina, pursuant to the rules then enacted by the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

20. PROVISION OF DOCUMENTATION TO EMPLOYEE.  By signing this Agreement the
    --------------------------------------
    Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

21. MISCELLANEOUS.
    -------------

    (a) Notices: All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

    (b) Entire Agreement; Modification: This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

    (c) Severability: The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

    (d) Successors and Assigns: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

    (e) Governing Law: This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the principles of the conflicts of laws thereof.

22. ACCELERATION OF VESTING OF OPTION FOR BUSINESS COMBINATIONS. If the Company
    -----------------------------------------------------------
    is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), then this option shall, immediately prior to the consummation of such Acquisition, become fully vested and immediately exercisable in its entirety by the Employee.

IN WITNESS WHEREOF, the Company and the Employee have caused this instrument to be executed as of the date first above written.

for:  Netlink, Inc.
      1881 Worcester Road                   ___________________________
      Framingham, MA 01701                  (Employee's Signature)

Jerry M. Joyner
----------------------------                -----------------------------
(Signature)                                 (Street Address)

Director of Finance & Administration
------------------------------------        ----------------------------
(Title)                                     (City, State, and Zip Code)